UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2010

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 29, 2010 Pilgrim's Pride Corporation reported net earnings of $57.9 million, or $0.27 per share, on net sales of $1.7 billion for the third quarter ended September 26, 2010.  For the comparable quarter a year ago, the company reported net earnings of $82.7 million, or $1.07 per diluted share, on total sales of $1.7 billion.  Pilgrim’s currently has 214.3 million shares outstanding, compared to approximately 77.1 million diluted shares outstanding in the year-ago period.  Adjusted EBITDA, which excludes restructuring and reorganization charges, was $170.0 million for the third quarter of fiscal 2010, as compared to $185.3 million for the same period a year ago.

Item 9.01	Financial Statements and Exhibits

The press release is furnished as Exhibit 99.1 to this Form 8−K.

(c) Exhibits

Exhibit
Number   Description
99.1          Press Release dated October 29, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  November 3, 2010                                                     By: /s/ Gary Tucker
Gary Tucker
Principal Financial Officer

Exhibit Index
Exhibit
Number   Description
99.1   Press Release dated October 29, 2010.